Exhibit 99.1

Molina Healthcare Awarded Florida Medicaid Managed Care Contracts

LONG BEACH, Calif.--(BUSINESS WIRE)--June 18, 2018--Molina Healthcare, Inc. (NYSE: MOH) today announced that its wholly owned subsidiary, Molina Healthcare of Florida, Inc., has been awarded Medicaid Managed Care contracts by the Florida Agency for Health Care Administration in Regions 8 and 11 of the Florida Statewide Medicaid Managed Care Invitation to Negotiate (ITN). The Company currently serves approximately 105,000 Medicaid members in those regions, which include Miami-Dade, Monroe, Sarasota, DeSoto, Charlotte, Glades, Hendry and Collier Counties, representing approximately $550 million in annual revenue. Services under the new contract are expected to begin on January 1, 2019.

“With these contract awards, we will not only continue to serve Medicaid members in Regions 8 and 11, but we are positioned to maintain and grow our Marketplace and Medicare businesses in Florida,” said Joe Zubretsky, president and chief executive officer of Molina Healthcare, Inc. “We will have the geographic footprint and scale in this important managed care market, which will now continue to be a significant contributor to our enterprise business portfolio.”

“Molina Healthcare is proud to be able to continue our partnership with AHCA to provide access to high quality care in Regions 8 and 11,” said Pamela Sedmak, executive vice president of health plan operations of Molina Healthcare, Inc. “We are grateful for the opportunity to serve Medicaid beneficiaries in Florida, and we are committed to delivering value for members, providers, and government partners across the state.”

In May 2018, Molina filed protests of AHCA’s Medicaid Managed Care awards in all eleven regions of Florida. The awards of Regions 8 and 11 are the result of negotiations between Molina and AHCA, and Molina has now withdrawn its protests in all regions. In addition to the two regions where Molina will coordinate care for Medicaid beneficiaries in 2019, Molina will also continue to offer Medicare and Marketplace products across Florida.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.1 million members as of March 31, 2018. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” regarding the award of Medicaid Managed Care contracts to Molina Healthcare of Florida in Regions 8 and 11 of the Florida Statewide Medicaid Managed Care ITN. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, a reversal of the contract awards in connection with a successful protest by another bidder, a delay in the start date for the contracts, a failure to satisfy readiness review requirements, and results and performance issues under the new contracts that are materially less favorable than those under the existing contracts. Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we cannot give assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this release.

CONTACT:
Molina Healthcare:
Investor Relations
Ryan Kubota, 562-435-3666 ext. 119057
or
Public Relations
Laura Murray, 562-506-9208